Exhibit 99.3

COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

On November 22, 2015, Comtech Telecommunications Corp., a Delaware corporation (“Comtech”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Comtech, Typhoon Acquisition Corp., a Maryland corporation and wholly owned subsidiary of Comtech (“Merger Sub”), and TeleCommunication Systems, Inc., a Maryland corporation (“TCS”). Pursuant to the Merger Agreement, Merger Sub commenced a tender offer on December 7, 2015 to purchase all of the issued and outstanding shares of common stock of TCS, par value $0.01 per share, for $5.00 per share in cash (the “Offer”). If successful, the Offer will be followed by a merger of Merger Sub with and into TCS, with TCS surviving the merger as a wholly owned subsidiary of Comtech (the “Merger”).

The unaudited pro forma condensed combined balance sheet as of October 31, 2015, and the unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2015 and for the fiscal year ended July 31, 2015, presented herein, are based on the historical financial statements of Comtech and TCS after giving effect to Comtech’s acquisition of TCS and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements. Except for certain reclassifications, which are also described in the accompanying notes to these unaudited pro forma condensed combined financial statements, there were no adjustments to conform TCS’s accounting policies to Comtech’s accounting policies because such adjustments were considered immaterial for each of the respective periods presented.

The unaudited pro forma condensed combined financial statements and related accompanying notes should be read in conjunction with the separate historical financial statements for:

•	Comtech as of and for the three months ended October 31, 2015;
•	Comtech as of and for the fiscal year ended July 31, 2015;
•	TCS as of and for the three months ended September 30, 2015; and
•	TCS as of and for each of the four quarters in the trailing twelve months ended June 30, 2015,

all of which are filed with the Securities and Exchange Commission (“SEC”).

The unaudited pro forma condensed combined financial statements do not include any assumptions regarding cost-saving synergies, and are not intended to represent or be indicative of Comtech’s consolidated results of operations or financial position that would have been reported had the acquisition of TCS been completed as of the dates presented, and should not be taken as a representation of Comtech’s future consolidated results of operations or financial position.

In connection with the acquisition of TCS, Comtech expects to incur transaction related expenses, including certain change-in-control and other related payments, professional fees and debt related costs. Comtech preliminarily estimates that these expenses will approximate $27,500,000, some of which are expected to be immediately expensed upon closing, some expensed during the first year following the closing and some capitalized in accordance with purchase accounting rules. Pursuant to accounting rules, the acquisition is expected to result in a material increase in annual amortization expense related to intangibles and possible other fair value adjustments. TCS’s merger and integration related costs are preliminarily estimated to approximate $9,200,000, all of which are expected to be incurred prior to the acquisition and payable upon closing. Additional costs, including those not currently contemplated, may be incurred by either Comtech or TCS before or after the closing of the Merger and would be expensed before or in the post combination financial statements. A portion of Comtech and TCS’s expenses are not expected to be tax deductible.

These merger and integration costs relate directly to the transaction; however, to the extent that they are material and nonrecurring, they were not included in the unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2015 or fiscal year ended July 31, 2015.

1

COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

	Comtech	TCS	Pro Forma Adjustments		Pro Forma Combined
	October 31, 2015	September 30, 2015	(See Note 5)		(See Note 6)
Assets
Current assets:
Cash and cash equivalents	$150,725,000	25,496,000	(123,521,000)	(A)	$52,700,000
Marketable securities	-	26,146,000	(26,146,000)	(A)	-
Accounts receivable, net	59,350,000	110,247,000	(1,306,000)	(I)	168,291,000
Inventories, net	62,893,000	9,714,000	-		72,607,000
Prepaid expenses and other current assets	5,622,000	16,172,000	-		21,794,000
Total current assets	278,590,000	187,775,000	(150,973,000)		315,392,000

Property, plant and equipment, net	14,477,000	33,685,000	(7,185,000)	(B)	40,977,000
Goodwill	137,354,000	104,241,000	116,166,000	(C)	357,761,000
Intangibles with finite lives, net	18,633,000	14,447,000	146,434,000	(B)	179,514,000
Software development costs, net	-	4,516,000	(4,516,000)	(B)	-
Deferred tax asset, net, non-current	9,643,000	-	(9,643,000)	(G)	-
Other assets, net	345,000	4,162,000	5,231,000	(D,F)	9,738,000
Total assets	$459,042,000	348,826,000	95,514,000		$903,382,000

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,691,000	53,521,000	(1,306,000)	(I)	$64,906,000
Accrued expenses and other current liabilities	26,034,000	-	9,200,000	(F)	35,234,000
Dividends payable	4,844,000	-	-		4,844,000
Customer advances and deposits	10,237,000	-	-		10,237,000
Deferred revenue	-	23,757,000	(7,471,000)	(B)	16,286,000
Debt, current	-	8,466,000	115,151,000	(A)	123,617,000
Income taxes payable	1,603,000	-	-		1,603,000
Total current liabilities	55,409,000	85,744,000	115,574,000		256,727,000

Other liabilities	3,178,000	3,029,000	-		6,207,000
Income taxes payable	1,345,000	-	-		1,345,000
Deferred tax liabilities, net, non-current	-	4,073,000	12,812,000	(G)	16,885,000
Debt, non-current	-	135,098,000	102,402,000	(A)	237,500,000
Total liabilities	59,932,000	227,944,000	230,788,000		518,664,000

Stockholders' equity:
Preferred stock	-	-	-		-
Common stock	3,118,000	613,000	(613,000)	(H)	3,118,000
Additional paid-in capital	428,178,000	350,360,000	(350,360,000)	(H)	428,178,000
Retained earnings (accumulated deficit)	409,663,000	(229,881,000)	215,489,000	(H)	395,271,000
Accumulated other comprehensive loss	-	(210,000)	210,000	(H)	-
	840,959,000	120,882,000	(135,274,000)		826,567,000
Less:
Treasury stock	(441,849,000)	-	-		(441,849,000)
Total stockholders' equity	399,110,000	120,882,000	(135,274,000)		384,718,000
Total liabilities and stockholders' equity	$459,042,000	348,826,000	95,514,000		$903,382,000

See notes to unaudited pro forma condensed combined financial statements.

2

COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended October 31, 2015

	Three months ended:		Pro Forma		Pro Forma
	Comtech	TCS	Adjustments		Combined
	October 31, 2015	September 30, 2015	(See Note 5)		(See Note 6)

Net sales	$64,117,000	101,140,000	(4,671,000)	(B,I)	$160,586,000
Cost of sales	35,915,000	64,834,000	(3,561,000)	(B,I)	97,188,000
Gross profit	28,202,000	36,306,000	(1,110,000)		63,398,000

Expenses:
Selling, general and administrative	16,718,000	18,406,000	-		35,124,000
Research and development	7,940,000	7,277,000	-		15,217,000
Amortization of intangibles	1,376,000	916,000	3,106,000	(B)	5,398,000
Depreciation and amortization of property and equipment	-	3,047,000	(563,000)	(B)	2,484,000
	26,034,000	29,646,000	2,543,000		58,223,000

Operating income (loss)	2,168,000	6,660,000	(3,653,000)		5,175,000

Other expenses (income):
Interest expense	75,000	2,209,000	1,383,000	(D,E)	3,667,000
Interest (income) and other expense	(112,000)	14,000	166,000	(J)	68,000
Income (loss) before provision for (benefit from) income taxes	2,205,000	4,437,000	(5,202,000)		1,440,000
Provision for (benefit from) income taxes	766,000	1,413,000	(1,925,000)	(K)	254,000

Net income (loss)	$1,439,000	3,024,000	(3,277,000)		$1,186,000

Net income per share:
Basic	$0.09				$0.07
Diluted	$0.09				$0.07

Weighted average number of common shares outstanding – basic	16,171,000				16,171,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,194,000				16,194,000

See notes to unaudited pro forma condensed combined financial statements.

3

COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the fiscal year ended July 31, 2015

	Twelve months ended:		Pro Forma		Pro Forma
	Comtech	TCS	Adjustments		Combined
	July 31, 2015	June 30, 2015	(See Note 5)		(See Note 6)

Net sales	$307,289,000	358,320,000	(6,311,000)	(B,I)	$659,298,000
Cost of sales	168,405,000	216,200,000	(1,749,000)	(B,I)	382,856,000
Gross profit	138,884,000	142,120,000	(4,562,000)		276,442,000

Expenses:
Selling, general and administrative	62,680,000	75,614,000	-		138,294,000
Research and development	35,916,000	37,445,000	-		73,361,000
Amortization of intangibles	6,211,000	3,742,000	12,346,000	(B)	22,299,000
Depreciation and amortization of property and equipment	-	12,327,000	(2,057,000)	(B)	10,270,000
	104,807,000	129,128,000	10,289,000		244,224,000

Operating income (loss)	34,077,000	12,992,000	(14,851,000)		32,218,000

Other expenses (income):
Interest expense	479,000	9,019,000	5,818,000	(D,E)	15,316,000
Interest (income) and other expense	(405,000)	570,000	592,000	(J)	757,000
Income (loss) before provision for (benefit from) income taxes	34,003,000	3,403,000	(21,261,000)		16,145,000
Provision for (benefit from) income taxes	10,758,000	4,703,000	(7,867,000)	(K)	7,594,000

Net income (loss)	$23,245,000	(1,300,000)	(13,394,000)		$8,551,000

Net income per share:
Basic	$1.43				$0.53
Diluted	$1.42				$0.52

Weighted average number of common shares outstanding – basic	16,203,000				16,203,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,418,000				16,418,000

4

Comtech Telecommunications Corp. and Subsidiaries

Notes To Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Unaudited Pro Forma Presentation.

The unaudited pro forma condensed combined balance sheet, as of October 31, 2015, and the unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2015 and for the fiscal year ended July 31, 2015, presented herein, are based on the historical financial statements of Comtech and TCS. Because of different fiscal period ends, and in accordance with the SEC’s 93-day conformity rule, information is presented as outlined below:

•	The unaudited pro forma condensed combined balance sheet as of October 31, 2015 is presented as if Comtech’s acquisition of TCS had occurred on October 31, 2015, and combines the historical balance sheet of Comtech as of October 31, 2015 with the historical balance sheet of TCS as of September 30, 2015.

•	The unaudited pro forma condensed combined statement of operations for the three months ended October 31, 2015 is presented as if Comtech’s acquisition of TCS had occurred on August 1, 2014, and combines Comtech’s historical statement of operations for the three months ended October 31, 2015 with TCS’s historical statement of operations for the three months ended September 30, 2015.

•	The unaudited pro forma condensed combined statement of operations for the fiscal year ended July 31, 2015 is presented as if Comtech’s acquisition of TCS had occurred on August 1, 2014, and combines Comtech’s historical statement of operations for the fiscal year ended July 31, 2015 with TCS’s historical statement of operations for the trailing twelve months ended June 30, 2015. TCS’s historical statement of operations for the trailing twelve months ended June 30, 2015 was derived by taking TCS’s historical results of operations for the calendar year ended December 31, 2014, deducting TCS’s historical results of operations for the six months ended June 30, 2014 and adding TCS’s historical results of operations for the six months ended June 30, 2015.

Comtech accounts for business combinations in accordance with Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations” (“ASC 805”).

2.	TCS Acquisition Related Credit Facility

In connection with the Merger Agreement, on November 22, 2015, Comtech entered into a commitment letter (the “Commitment Letter”) with Citibank, N.A. and its affiliates (the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide Comtech with a loan facility in the amount of up to $400,000,000 to finance, in part, the acquisition of TCS (the “TCS Acquisition Related Credit Facility”). The Commitment Parties’ commitment is subject to various conditions, including:

(i)	consummation of the Merger in accordance with the Merger Agreement;

(ii)	the negotiation and execution of definitive documentation consistent with the Commitment Letter;

(iii)	delivery of certain audited, unaudited and pro forma financial statements;

(iv)	the absence of a material adverse effect on TCS;

(v)	the accuracy of specified representations and warranties of TCS in the Merger Agreement and specified representations and warranties of Comtech to be set forth in the definitive loan documents; and

(vi)	other customary closing conditions.

Upon closing of the Merger, Comtech expects to utilize $361,117,000 to fund the acquisition, by drawing $111,117,000 of short-term debt related to a $150,000,000 revolving credit facility and $250,000,000 of debt related to a term loan, of which 5% of the principal is assumed to be repaid within the first year. Interest expense is expected to range from LIBOR plus 375 basis points above net leverage of 3.5x to LIBOR plus 225 basis points below net leverage of 2.5x.

The TCS Acquisition Related Credit Facility’s terms are expected to be finalized on or prior to the closing of the Merger.

5

Comtech Telecommunications Corp. and Subsidiaries

Notes To Unaudited Pro Forma Condensed Combined Financial Statements, Continued

3.	Calculation of Estimated Preliminary Aggregate Purchase Price for Accounting Purposes.

As more fully described in the terms of the Merger Agreement, Comtech will purchase TCS in a cash transaction for $5.00 per TCS share. The following table presents the total preliminary aggregate purchase price for accounting purposes:

	TCS Shares	Preliminary Aggregate Purchase Price
Common stock outstanding	62,587,000	$312,935,000
Stock based awards	5,357,000	26,785,000
Total		$339,720,000

4.	Allocation of Preliminary Aggregate Purchase Price for Accounting and Financial Reporting Purposes.

The unaudited pro forma condensed combined financial statements assume 50% of the preliminary aggregate purchase price in excess of the fair value of TCS’s net tangible assets, as of September 30, 2015, is allocated to goodwill and the remaining 50% is allocated to intangible assets to be amortized on a straight line basis over a 10 year life. The allocation was made using preliminary estimates based on available information, certain assumptions and preliminary valuation work and will likely change upon finalization of the fair values of assets acquired and liabilities assumed. Use of different estimates and judgments could yield materially different results. The following table reconciles the net book value of TCS’s assets and liabilities at September 30, 2015 to the total estimated preliminary aggregate purchase price for accounting purposes:

Total net book value of net assets at September 30, 2015	$120,882,000

Elimination of TCS’s pre-existing goodwill and intangibles:
Goodwill	(104,241,000)
Acquired intangibles, net	(14,447,000)
Capitalized software for internal use, net (included in property and equipment)	(7,185,000)
Software development costs, net	(4,516,000)
Deferred financing costs, net	(1,244,000)
Deferred tax asset related to above adjustments	31,968,000
Net book value of net tangible assets at September 30, 2015	21,217,000
		Estimated
Preliminary estimated fair value adjustments to net book value of net tangible assets:		Useful Life
Deferred revenue decrease	7,471,000
Accrued expenses and other current liabilities increase (see Note 5(F))	(9,200,000)
Debt increase (change-in-control put right related to TCS’s 7.75% Notes)	(1,000,000)
Deferred tax liability, net related to above adjustments	(530,000)
Preliminary estimated fair value of net tangible assets at September 30, 2015	17,958,000

Preliminary estimated fair value of identifiable intangibles:
Intangible assets	160,881,000	10 years
Deferred tax liabilities related to newly acquired intangibles	(59,526,000)
Total estimated fair value of identifiable net assets at September 30, 2015	119,313,000
Goodwill	220,407,000	Indefinite
Total preliminary aggregate purchase price for accounting purposes	$339,720,000

The net book value of TCS’s assets and liabilities not adjusted for in the above table were assumed to approximate fair value. Given that the Merger has not yet been consummated, Comtech is unable to finalize most aspects of the preliminary purchase price allocation at this time, including the indentification and assignment of fair values to individual intangible assets, contingent assets or liabilities and remaining estimated useful lives. Management expects that the estimated preliminary aggregate purchase price allocation will be finalized within one year of the date that the acquisition closes.

6

Comtech Telecommunications Corp. and Subsidiaries

Notes To Unaudited Pro Forma Condensed Combined Financial Statements, Continued

5.	Pro Forma Financial Statement Adjustments.

The following adjustments are included in the unaudited pro forma condensed combined financial statements:

(A)	To record the net cash outflow of approximately $149,667,000 at closing associated with: (i) proceeds from the issuance and drawdown of $361,117,000 of debt related to the TCS Acquisition Related Credit Facility; less (ii) the payment of the preliminary aggregate purchase price of $339,720,000; (iii) the repayment of TCS’s long-term debt of $143,564,000 (which consists of $50,000,000 of 7.75% convertible notes (“7.75% Notes”) due 2018, $84,575,000 of senior credit facility term loans, and $8,989,000 of equipment capital lease obligations); and (iv) the payment of Comtech’s merger and integration related costs of approximately $27,500,000 (which includes $1,000,000 associated with the change-in-control put right contained in the indenture to TCS’s 7.75% Notes). This adjustment also reflects the assumption that TCS’s marketable securities of $26,146,000 will be converted to cash and cash equivalents upon closing.

(B)	To record the difference between the historical values and preliminary estimated fair values of TCS’s tangible and intangible assets and the related impact to the unaudited pro forma condensed combined statement of operations for the three months ended October 31, 2015 and the fiscal year ended July 31, 2015:

	TCS’s Historical Values, Net	Preliminary Estimated Fair Values	Pro Forma Balance Sheet - Increase (Decrease)	Pro Forma Three Month Income Statement - Incremental Benefit (Expense)	Pro Forma Annual Income Statement - Incremental Benefit (Expense)
Intangibles:
Capitalized software:
Property and equipment	$7,185,000	-	$(7,185,000)	$563,000	$2,057,000
Software development costs	4,516,000	-	(4,516,000)	398,000	1,469,000
Acquired intangibles	14,447,000	160,881,000	146,434,000	(3,106,000)	(12,346,000)
Total	$26,148,000	160,881,000	$134,733,000	$(2,145,000)	$(8,820,000)

Other:
Deferred revenue	$25,282,000	17,811,000	$(7,471,000)	$(1,508,000)	$(6,031,000)
Total	$25,282,000	17,811,000	$(7,471,000)	$(1,508,000)	$(6,031,000)

Incremental (expense), net				$(3,653,000)	$(14,851,000)

TCS capitalizes software development costs after technological feasibility has been reached but before the software is available for general release. Historically, TCS reports capitalized costs associated with internal use software in property and equipment and capitalized costs associated with software to be sold or marketed to others separately on its balance sheet. For purposes of these unaudited pro forma condensed combined financial statements, the preliminary estimated fair value of TCS’s capitalized software costs is assumed to be reflected in the preliminary estimated fair value of “Acquired intangibles” reported in the above table.

With respect to the preliminary estimated fair value of TCS’s short-term and long-term deferred revenue, the unaudited pro forma condensed combined statements of operations assume that a significant portion of the deferred revenue adjustment is amortized in the first year after the Merger. As the fair value and amortization of deferred revenue is dependent on facts and circumstances as of the date of closing, actual amortization of deferred revenue could be materially different from the amounts and or timing assumed in the unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2015 and the fiscal year ended July 31, 2015. For purposes of estimating the incremental expense, the proportionate fair value reduction to TCS’s total deferred revenue as of September 30, 2015 was applied to TCS’s total deferred revenue as of June 30, 2014.

See Note 5(G) for a summary of the pro forma adjustments relating to deferred taxes.

7

Comtech Telecommunications Corp. and Subsidiaries

Notes To Unaudited Pro Forma Condensed Combined Financial Statements, Continued

(C)	To eliminate TCS’s historical goodwill of $104,241,000 and to record the preliminary estimate of goodwill from Comtech’s acquisition of TCS of $220,407,000.

(D)	As a result of the assumed repayment of TCS’s long-term debt upon closing of the Merger, this adjustment eliminates the $1,244,000 net book value of TCS’s deferred financing costs at September 30, 2015 and also eliminates TCS’s historical interest expense, including the amortization of deferred finance costs, for the three months ended September 30, 2015 and trailing twelve months ended June 30, 2015.

(E)	This adjustment records interest expense associated with the TCS Acquisition Related Credit Facility. For the three months ended October 31, 2015 and the fiscal year end July 31, 2015, interest expense, including the amortization of debt issuance costs, was estimated to be $3,592,000 and $14,837,000, respectively, and was based on an estimated interest rate of LIBOR plus 325 basis points, or 3.75%.

(F)	The following table summarizes the adjustments to the unaudited pro forma condensed combined balance sheet related to preliminarily estimated merger and integration costs:

Comtech:
TCS Acquisition Related Credit Facility debt issuance costs	$6,475,000
Change-in-control and other related costs	15,510,000
Change-in-control put right related to TCS’s 7.75% Notes	1,000,000
Other Merger related costs	4,515,000
$27,500,000
TCS:
Other Merger related costs	$9,200,000
$9,200,000
Less merger and integration related costs previously recorded by Comtech and TCS as of October 31, 2015 and September 30, 2015, respectively	-
$36,700,000

The $6,475,000 of TCS Acquisition Related Credit Facility debt issuance costs was recorded as an adjustment to Other assets, net in the unaudited pro forma condensed combined balance sheet as of October 31, 2015. Such amount, assumed paid upon closing of the Merger, will be required to be amortized in the post-combination financial statements as interest expense. Accordingly, this cost will not impact deferred taxes or retained earnings in the unaudited pro forma condensed combined balance sheet at October 31, 2015.

The $15,510,000 of change-in-control and other related costs represents anticipated contractual compensatory liabilities that are assumed to be paid to certain TCS employees (including senior management) upon closing of the Merger. Although these merger and integration costs relate directly to the transaction, they are not included in the unaudited pro forma condensed combined statements of operations because of the material and nonrecurring nature of the expenses. However, in accordance with ASC Topic 805-10-25, these payments will be required to be expensed in the post combination financial statements. Approximately $3,102,000 of these costs are preliminarily estimated to be non-tax deductible. Accordingly, $10,919,000, net of tax of $4,591,000, was recorded as a reduction to retained earnings in the unaudited pro forma condensed combined balance sheet at October 31, 2015.

As discussed in Note 4, the $1,000,000 change-in-control put right related to the anticipated repayment of TCS’s 7.75% Notes was recorded as a fair value adjustment to TCS’s long-term debt in the unaudited pro forma condensed combined balance sheet at October 31, 2015 and assumed paid upon the closing of the Merger. Accordingly, this cost will not be recorded as a post combination expense and will not impact retained earnings in the unaudited pro forma condensed combined balance sheet at October 31, 2015.

8

Comtech Telecommunications Corp. and Subsidiaries

Notes To Unaudited Pro Forma Condensed Combined Financial Statements, Continued

The remaining $13,715,000 relates to estimated professional fees, of which $4,515,000 (Comtech’s portion) was assumed to be paid upon closing and $9,200,000 (TCS’s portion) was recorded as an increase to accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet as of October 31, 2015. Of Comtech’s $4,515,000, approximately $1,700,000 is preliminarily estimated to be non-tax deductible. Of TCS’s $9,200,000, approximately $4,160,000 is preliminarily estimated to be non-tax deductible. Of Comtech’s portion, $3,473,000, net of tax of $1,042,000, was recorded as a reduction to retained earnings in the unaudited pro forma condensed combined balance sheet at October 31, 2015. These merger and integration costs relate directly to the transaction; however, because of the material and nonrecurring nature of these costs, they are not included in the unaudited pro forma condensed combined statements of operations.

(G)	The following table summarizes the pro forma adjustments relating to deferred taxes. The estimated tax rate applied of 37.0% represents the estimated statutory tax rates of the jurisdictions in which the respective deferred tax asset or liability is expected to be settled.

	Preliminary Estimated Fair Value Adjustment	Deferred Tax Asset (Liability), Non-Current
Pro forma adjustments related to:
TCS’s pre-existing goodwill	$(104,241,000)	$21,834,000
TCS’s pre-existing intangibles	(14,447,000)	5,345,000
TCS’s capitalized software for internal use, net	(7,185,000)	2,658,000
TCS’s software development costs, net	(4,516,000)	1,671,000
TCS’s deferred financing costs, net	(1,244,000)	460,000
Fair value decrease to deferred revenue	7,471,000	(2,764,000)
Fair value of newly acquired goodwill	220,407,000	-
Fair value of newly acquired intangibles	160,881,000	(59,526,000)
Estimated merger and integration costs	36,700,000	7,867,000
Reclassification of Comtech’s deferred tax asset, net non-current	-	9,643,000
Total		$(12,812,000)

Of the $104,241,000 of TCS’s pre-existing goodwill, approximately $59,007,000 related to actual or deemed asset acquisitions for which TCS had recorded deferred taxes. There were no deferred taxes recorded on the remaining $45,234,000 of TCS’s goodwill, which resulted from stock acquisitions by TCS. Of the estimated merger and integration costs of $36,700,000, approximately $8,962,000 are preliminarily estimated to be non-tax deductible. Additionally, no deferred taxes were recorded on the $6,475,000 of debt issuance costs related to the TCS Acquisition Related Credit Facility, as such costs will be amortized in the post-combination period for both financial accounting and tax purposes.

On August 1, 2015, Comtech adopted FASB ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes” on a prospective basis. This ASU requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. For purposes of these unaudited pro forma condensed combined financial statements, TCS was also assumed to have adopted this ASU. As a result of recording the above adjustments, deferred taxes netted to a non-current liability on a pro forma combined basis and have been presented as such in the unaudited condensed combined balance sheet at October 31, 2015.

(H)	To eliminate TCS’s historical stockholders’ equity. The following summarizes the pro forma adjustments that were made to retained earnings as of October 31, 2015:

Elimination of TCS’s historical accumulated deficit at September 30, 2015	$229,881,000
Less: accrual of Comtech’s merger and integration related costs, net of tax	14,392,000
Total net increase	$215,489,000

(I)	To eliminate historical net sales between Comtech and TCS of $3,163,000 and $280,000 for the three months ended October 31, 2015 and the fiscal year ended July 31, 2015, respectively. This adjustment also eliminates an intercompany receivable and payable between Comtech and TCS of $1,306,000 as of October 31, 2015.

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Comtech Telecommunications Corp. and Subsidiaries

Notes To Unaudited Pro Forma Condensed Combined Financial Statements, Continued

(J)	To record the reduction of interest income as a result of the ultimate net use of cash to fund the acquisition of TCS, including the repayment of TCS’s long-term debt and the preliminarily estimated merger and integration related costs of both Comtech and TCS upon closing. For the three months ended October 31, 2015, interest income was reduced by $166,000. For the fiscal year ended July 31, 2015, interest income was reduced by $592,000. The interest rates used to calculate the interest income adjustments for the three months ended October 31, 2015 and fiscal year ended July 31, 2015 was based upon the blended historical interest rates earned by each respective entity during the periods presented. The actual historical interest rates earned by both companies were nominal.

(K)	To record the estimated net provision for (benefit from) income taxes associated with the unaudited pro forma adjustments recorded in the respective unaudited pro forma condensed combined statements of operations. Unaudited pro forma adjustments for each period presented were taxed at 37.0%, which represents the estimated statutory rate in effect during each of the periods for which the unaudited pro forma condensed combined income statements are presented. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Comtech and TCS filed consolidated income tax returns for the respective periods presented.

6.	Exclusion of Preliminarily Estimated Merger and Integration Related Costs from Unaudited Pro Forma Condensed Combined Statements of Operations.

Both Comtech and TCS expect to incur substantial merger and integration related costs. These expenses are expected to include certain change-in-control and other related costs, professional fees and debt related costs. Comtech preliminarily estimates that these expenses will approximate $27,500,000, some of which are expected to be immediately expensed upon closing, some expensed during the first year following the closing and some capitalized in accordance with purchase accounting rules. Approximately $22,698,000 of Comtech’s costs are preliminarily anticipated to be tax deductible.

TCS’s costs are preliminarily estimated to approximate $9,200,000, all of which are expected to be incurred prior to the acquisition and payable upon closing. Approximately $5,040,000 of TCS’s costs are preliminarily anticipated to be tax deductible.

Additional costs, including those not currently contemplated, may be incurred by either Comtech or TCS before or after the closing of the Merger. These merger and integration costs relate directly to the transaction; however, because they are material and nonrecurring, they are not included in the unaudited pro forma condensed combined statement of operations presented herein.

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